                                                                  EXHIBIT 99.(B)

                           AMENDED AND RESTATED BYLAWS
                                       OF
                           THOMPSON PLUMB FUNDS, INC.

                                   ARTICLE I
                             SHAREHOLDERS' MEETINGS

      Section 1. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any meeting of shareholders. If no designation is made, the place of meeting shall be the principal business office of the Corporation.

      Section 2. Annual Meeting. For so long as the Corporation is registered under the federal Investment Company Act of 1940, as amended (the "1940 Act"), the Corporation shall not be required to hold an annual meeting of shareholders in any year in which none of the following matters is required to be acted on by shareholders under the 1940 Act:

         (a) Election of Directors.

         (b) Approval of the investment advisory agreement.

         (c) Ratification of the selection of independent public accountants.

            (d) Approval of a distribution plan or agreement.

      Section 3. Special Meeting. Special meetings of the shareholders may be called by the Board of Directors, Chairman of the Board, Chairman and Chief Executive Officer or President, and shall be called by the Secretary upon the written request of the holders of shares entitled to not less than 10% of all the votes entitled to be cast at such meeting.

      Section 4. Absence of Quorum. The presence in person or by proxy of holders of a majority of the shares of capital stock of the Corporation entitled to vote without regard to series or class shall constitute a quorum at any meeting of the shareholders, except with respect to any matter which by law requires the approval of one or more series or classes of stock, in which case the presence in person or by proxy of the holders of a majority of the shares of stock of each series or class entitled to vote on the matter shall constitute a quorum. If at any meeting a quorum is not present or represented, the chairman of the meeting or the holders of a majority of the stock present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

      Section 5. Conduct Of Meeting. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

      Section 6. Proxies. At all meetings of shareholders a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the proxy, the proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting Secretary of the meeting or by oral notice given by the shareholder to the Chairman of the meeting during the meeting. The presence of a shareholder who has filed his proxy shall not of itself constitute a revocation.

      Section 7. Voting. At all meetings of Shareholders, each shareholder shall be entitled to one vote or fraction thereof for each share or fraction thereof standing in his or her name on the books of the Corporation on the date for the determination of shareholders entitled to vote at such meeting. Except as otherwise specifically provided in the Articles of Incorporation or these Bylaws or as required by provisions of the 1940 Act or the Wisconsin Business Corporation Law ("WBCL"), all matters shall be decided by a vote of the majority of the votes validly cast. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

      Section 8. Informal Action By Shareholders. Any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the shareholders entitled to vote on the subject matter thereof, and such consent is filed with the records of the Corporation.

                                   ARTICLE II
                                    DIRECTORS

      Section 1. Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the shareholders by law, by the Articles of Incorporation or by these Bylaws.

      Section 2. Number. The number of Directors of the Corporation shall be not less than three (3) nor more than seven (7), with the exact number determined from time to time by the Board. Directors shall serve until their successors have been elected or appointed, or until his or her prior death, resignation or removal. At least a majority of the entire Board of Directors shall be persons who are not "interested persons" of the Corporation as defined in the 1940 Act (hereinafter referred to as "Independent Directors") or such higher percentage as required by the 1940 Act. Directors need not be shareholders. The term of office of a Director shall not be affected by any decrease in the number of Directors made by the Board of Directors pursuant to the foregoing authorization.

      Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

      Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time either by the Board, Chairman of the Board, Chairman and Chief Executive Officer, President or a majority of the Directors in writing. Notice of special meetings shall either be mailed by the Secretary to each Director at least two days before the meeting or shall be given personally or telegraphed to each Director at least one day before the meeting. Such notice shall set forth the time and place of such meeting but need not, unless otherwise required by law, state the purposes of the meeting.

      Section 5. Quorum. At any time when the number of Directors constituting the whole Board of Directors is greater than one, a majority of the entire Board of Directors but not less than two Directors shall constitute a quorum at any meeting of the Board of Directors. The action of a majority of Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the 1940 Act, the WBCL, the Articles of Incorporation of the Corporation, or these Bylaws. If at any meeting a quorum is not present, a majority of the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

      Section 6. Vacancies. If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the Directors (including a majority of the Independent Directors) then in office, although less than a quorum, except that a newly created Directorship may be filled only by a majority vote of the entire Board of Directors (including a majority of the Independent Directors); provided, however, that immediately after filling such vacancy, at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, less than a majority of the Directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors, unless the Securities and Exchange Commission shall by rule or order extend such period.

      Section 7. Compensation of Directors. The Independent Directors may receive compensation for their services as Directors as determined by the Board of Directors (as recommended by the Nominating Committee) and expenses of attendance at each meeting. Directors who are officers of the Corporation or of the Corporation's investment adviser shall not receive compensation for serving on the Board. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

      Section 8. Informal Action By Board of Directors. Any action required or permitted to be taken at any annual, regular or special Meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of proceedings of the Board of Directors.

      Section 9. Telephone Conference. Members of the Board of Directors or any committee thereof may participate in a regular or special meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

      Section 10. Chairman of the Board. On or before January 16, 2006, the Board of Directors, including a majority of the Independent Directors, shall appoint a Chairman of the Board from among the Directors. When the Chairman of the Board is appointed, the title of "Chairman and Chief Executive Officer" described in Article IV and elsewhere in these Bylaws shall be changed automatically to "Chief Executive Officer." The Chairman of the Board may serve in such capacity only as long as he continues to be a Director, and the Chairman of the Board shall be an Independent Director. The Chairman of the Board shall preside at all meetings of the Board of Directors and may confer with the Chief Executive Officer, President or any other officer of the Corporation or investment advisor to the mutual fund series of the Corporation for purposes of determining the matters to be discussed and considered at Board meetings. The Chairman of the Board shall have such powers and perform such other duties as may be assigned to him from time to time by the Board of Directors, including a majority of the Independent Directors.

                                  ARTICLE III
                                   COMMITTEES

      Section 1. Executive Committee. The Board of Directors may appoint an Executive Committee, which shall consist of two or more Directors. Vacancies occurring in the Executive Committee from any cause may be filled by the Board of Directors. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action. During the intervals between the meetings of the Board of Directors the Executive Committee, except as limited by law or by specific directions of the Board of Directors, shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business and conduct of the affairs of the Corporation.

      Section 2. Audit Committee. The Board of Directors shall have an Audit Committee, consisting of no more than three persons, all of whom shall be Independent Directors. The Audit Committee shall select the independent auditors of the Corporation, approve the provision of audit and permitted non-audit services (and the related fees) of the independent auditors, oversee the preparation of the Corporation's financial statements and the independent audit thereof, oversee the Corporation's accounting policies and practices and internal control over financial reporting, and take such other action as may be delegated to it by the Board of Directors. The Audit

Committee shall adopt a written charter and report to the Board when required or deemed appropriate.

      Section 3. Nominating Committee. The Board of Directors shall have a Nominating Committee, consisting of no more than three persons, all of whom shall be Independent Directors. The Nominating Committee shall identify, evaluate, consider and recommend persons for appointment or election to the Board of Directors, select and nominate persons to serve as Independent Directors, determine the independence of Directors, develop or recommend minimum standards and qualifications, recommend the compensation of the Independent Directors and committee members, and take such other action as may be delegated to it by the Board of Directors. The Nominating Committee shall adopt a written charter and report to the Board when required or deemed appropriate.

      Section 4. Other Committees. From time to time the Board of Directors may create any other committee or committees which shall have powers as shall be specified in the resolution creating the committee and as may be delegated by law.

      Section 5. Proceedings and Quorum. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations not inconsistent with law, the Articles of Incorporation or these Bylaws to govern its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

      Section 6. Compensation. The members of any duly appointed committee shall receive such compensation as from time to time may be fixed by the Board of Directors (including a majority of the Independent Directors) and reimbursement of expenses.

      Section 7. Informal Action By Committees. Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting if written consent to such action is signed by all members of such committee and such written consent is filed with the minutes of the proceedings of such committee.

                                   ARTICLE IV
                                    OFFICERS

      Section 1. Election and Qualification. The officers of the Corporation shall consist of a Chairman and Chief Executive Officer, a President, one or more Vice Presidents, a Chief Compliance Officer, a Secretary and a Treasurer. After the Chairman of the Board described in Section 10 of Article II is appointed, the title of Chairman and Chief Executive Officer described in this
Article IV and elsewhere shall be changed automatically to "Chief Executive Officer." The Chairman and Chief Executive Officer are sometimes referred to in these Bylaws, in resolutions adopted by the Board of Directors and in other documents pertaining to the corporation as the "chairman," or the "chief executive officer," and the president as the "president" or the "chief operating officer." The Board may also elect one or more Assistant Secretaries and Assistant Treasurers. No officer need be a Director. Any two or more offices, except the offices of President and Vice President and the offices of President and Secretary, may be held by the same person.

      Section 2. Term and Vacancies. The officers shall be elected to serve until the first meeting of the next newly elected Board of Directors and until their successors are elected and qualify. Election or appointment to office shall not of itself create contract rights. A vacancy in any office may be filled by the Board for the unexpired term.

      Section 3. Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer shall be the chief executive officer of the Corporation, shall preside at all meetings of the Board of Directors (until the Chairman of the Board described in Section 10 of Article II is appointed) and all meetings of the shareholders and shall have such other powers and perform such duties as are specified in these Bylaws and as may from time to time be assigned to him by the Board of Directors.

      The Chairman and Chief Executive Officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman and Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chairman and Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation, and such decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to its Board of Directors.

      Section 4. President. The President shall be the chief operating officer of the Corporation, and shall in the absence of the Chairman and Chief Executive Officer perform the duties and exercise the powers of the chief executive officer. The President shall have concurrent power with the Chairman and Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of President and such other duties as the Chairman and Chief Executive Officer or the Board of Directors may from time to time prescribe.

      Section 5. Vice Presidents. The Vice President, or if there be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers as the Board may from time to time prescribe or the President delegate.

      Section 6. Chief Compliance Officer. The Chief Compliance Officer shall be responsible for matters relating to compliance by the Corporation with applicable laws, rules and regulations and in such capacity shall administer codes, policies, procedures and programs adopted by the Corporation that are reasonably designed to prevent the Corporation from violating applicable federal securities laws, including the written policies and procedures required by Rule 38a-1 under the Investment Company Act. The Chief Compliance Officer shall also oversee the compliance by third party service providers to the Corporation with applicable federal securities laws and review the adequacy of the Corporation's written compliance policies and procedures at least annually. The Chief Compliance Officer shall report directly to the Board of Directors or such committees thereof as the Board may designate (including the preparation of a written report as required by Rule 38a-1(a)(iii) under the 1940 Act), meet at least annually with the Independent Directors and otherwise abide by the requirements of said Rule 38a-1. The Corporation's Board of Directors, including a majority of the Independent Directors, shall be responsible for designating a single person to be Chief Compliance Officer and approving the compensation of the Chief Compliance Officer. The Chief Compliance Officer may be removed from his or her responsibilities by action of and only with the approval of the Board of Directors, including a majority of the Independent Directors.

      Section 7. Secretary and Assistant Secretaries. The Secretary shall give notice of, attend and record the minutes of the meetings of shareholders and Directors, keep the corporate seal and affix the same to any instrument requiring it, and shall have such further duties and powers as are incident to his office or as the Board may from time to time prescribe. The Assistant Secretary, if any, or, if there be more than one, the assistant secretaries in the order determined by the Board, shall in the absence or disability of the Secretary, perform the duties in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other duties as the Board may from time to time prescribe or the Secretary delegate.

      Section 8. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Corporation. He shall be responsible for the custody and supervision of the Corporation's books of account and subsidiary accounting records, and shall have such further duties and powers as are incident to his office or as the Board of Directors may from time to time prescribe. The Assistant Treasurer, if any, or, if there be more than one, the Assistant Treasurers in the order determined by the Board, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other duties and powers as the Board may from time to time prescribe or the Treasurer delegate.

                                    ARTICLE V

                      STOCK CERTIFICATES AND TRANSFER BOOKS

      Section 1. Certificates. No certificates certifying the ownership of shares shall be issued except as the Board of Directors may otherwise authorize. In lieu of issuing certificates for shares, the Board of Directors or the Transfer Agent shall issue receipts thereof in accordance with the WBCL to the record holders of such shares, who shall be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

      In the event that the Board of Directors authorize the issuance of share certificates, each Shareholder shall be entitled to a certificate stating, among other things, the number and class of shares and the designation of the series, if any, owned by him or her, in such form as shall be prescribed from time to time by the Board of Directors. All share certificates shall be signed by the Chief Executive Officer, the President, or any Vice President and by the Treasurer or Secretary or any Assistant Treasurer or Assistant Secretary. The signatures may be either manual or facsimile signatures. Certificates for shares for which the Corporation has appointed an independent Transfer Agent and Registrar shall not be valid unless countersigned by such Transfer Agent and registered by such Registrar. In case any Officer who has signed any certificate ceases to be an Officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the Officer had not ceased to be such Officer as of the date of its issuance.

      The Board of Directors may direct a new stock certificate to be issued in place of any stock certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, destroyed or mutilated (or may delegate such authority to one or more officers of the Corporation) upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, destroyed or mutilated. The Board or such officer may, in its or his discretion, require the owner of such certificate or his legal representative to give bond with sufficient surety to the Corporation to indemnify it against any loss or claim which may arise or expense which may be incurred by reason of the issuance of a new certificate.

      Section 2. Stock Ledger. The Corporation shall maintain at its office in Madison, Wisconsin, or at the office of its principal transfer agent, if any, a stock ledger containing the names and addresses of all shareholders and the number of shares held by each shareholder.

      Section 3. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as such, as the owner of shares for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Wisconsin.

      Section 4. Transfer Agent and Registrar. The Corporation may maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices, each in charge of a registrar designated by the Board, where such shares of stock shall be registered.

      Section 5. Small Accounts. The Corporation may pursuant to and in accordance with Article 4C of the Articles of Incorporation redeem all of the shares of the common stock of the Corporation held by any holder if the value of such shares held by such holder is less than $2,000.

                                   ARTICLE VI
                               GENERAL PROVISIONS

      Section 1. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, and the words "Corporate Seal" and "Wisconsin". The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

      Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

      Section 3. Voting of Stock. Unless otherwise approved by the Board of Directors, the Chairman and Chief Executive Officer, President, any Vice President or any person designated by the Chairman and Chief Executive Officer or President shall each have full power and authority, in the name and on behalf of the Corporation, (i) to attend, act and vote at any meeting of shareholders of any company in which the Corporation may own shares of stock of record, beneficially (as the proxy or attorney-in-fact of the record holder) or of record and beneficially, and (ii) to give voting directions to the record shareholder of any such stock beneficially owned. At any such meeting, he shall possess and may exercise any and all rights and powers incident to the ownership of such shares which, as the holder or beneficial owners and proxy of the holder thereof, the Corporation might possess and exercise if personally present, and may delegate such power and authority to any officer, agent or employee of the Corporation. The Chairman and Chief Executive Officer, the President or any duly authorized officer, agent or employee of the Corporation may appoint one or more proxies to vote any such shares.

      Section 4. Indemnification.

            (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another Corporation, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment or decree in its favor by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

            (c) To the extent that a Director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in clauses A or B, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in conjunction therewith.

            (d) Notwithstanding clauses A and B, no person shall be indemnified or insured by the Corporation against any liability to the Corporation or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office. The standards referred to in this clause D and in clauses A and B above that must be met in order to entitle a person to indemnification are referred to herein as the "Required Standards".

            (e) Any indemnification under clauses A or B, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director or officer is proper in the circumstances because he has met the Required Standards. Such determination shall be deemed to have been made if (1) the court or body before home the action, suit or proceeding is brought with respect to which indemnification is sought determines, in a final decision on the merits, that the person was not liable by reason of failure to have met the Required Standards or (2) in the absence of a determination referred to in subclause (1) above, a majority of a quorum of disinterested, non-party Directors or independent legal counsel in a written opinion make a reasonable determination, based upon a review of the facts, that such person was not liable by reason of failure to have met the Required Standards.

            (f) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the specific case by a determination by a majority of a quorum of disinterested, non-party Directors, or independent legal counsel in a written opinion, based on a review of readily available facts, that there is reason to believe that such person ultimately will be found entitled to indemnification and upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

            (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in any capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (h) The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another Corporation, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                                  ARTICLE VII
                               AMENDMENT OF BYLAWS

            Section 1. By Shareholders. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the shareholders.

            Section 2. By Directors. These Bylaws may also be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors; but no bylaw adopted by the shareholders shall be amended or repealed by the Board of Directors if the bylaw so adopted so provides.

            Section 3. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by the affirmative vote of not less than the number of shares or the number of Directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.